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                            FOUNDATION HEALTH CORPORATION
                                      EXHIBIT 11
                           EARNINGS PER SHARE COMPUTATION
                         UTILIZING THE TREASURY STOCK METHOD
                     (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                     (unaudited)


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PRIMARY
                                                                     QUARTER ENDED SEPTEMBER 30,
                                                                   --------------------------------
                                                                       1996                1995
                                                                   ------------        ------------
                                                                                         (Restated)
Proceeds upon exercise of options outstanding                      $     31,563        $     73,168
                                                                   ------------        ------------
                                                                   ------------        ------------
Average market price of common stock                               $      30.26        $      33.25
                                                                   ------------        ------------
                                                                   ------------        ------------

Weighted average common shares outstanding                           58,921,099          57,018,779
Issued shares - exercise of options                                   1,199,032           2,608,786
Shares assumed to be repurchased with proceeds from exercise         (1,042,987)         (2,200,403)
                                                                   ------------        ------------

Weighted average shares outstanding (A)                              59,077,144          57,427,162
                                                                   ------------        ------------
                                                                   ------------        ------------
Income from continuing operations (B)                              $     32,203        $     39,784
                                                                   ------------        ------------
                                                                   ------------        ------------
Loss from discontinued operations (C)                              $          -        $    (16,088)
                                                                   ------------        ------------
                                                                   ------------        ------------
Net income (D)                                                     $     32,203        $     23,696
                                                                   ------------        ------------
                                                                   ------------        ------------
Earnings (loss) per share:
      Continuing operations (B/A)                                  $       0.55        $       0.69
      Discontinued operations (C/A)                                $          -        $      (0.28)
                                                                   ------------        ------------
Net earnings (D/A)                                                 $       0.55        $       0.41
                                                                   ------------        ------------
                                                                   ------------        ------------

FULLY DILUTED

                                                                      QUARTER ENDED SEPTEMBER 30,
                                                                   --------------------------------
                                                                        1996                1995
                                                                   ------------        ------------
                                                                                        (Restated)

Proceeds upon exercise of options outstanding                      $     53,228        $     91,816
                                                                   ------------        ------------
                                                                   ------------        ------------
Greater of average or end of period market price of common stock   $      33.88        $      38.13
                                                                   ------------        ------------
                                                                   ------------        ------------
Weighted average common shares outstanding                           58,921,099          57,098,070
Issued shares - exercise of options                                   1,829,150           3,015,213
Shares assumed to be repurchased with proceeds from exercise         (1,571,313)         (2,408,283)
                                                                   ------------        ------------
Weighted average shares outstanding (A)                              59,178,936          57,705,000
                                                                   ------------        ------------
                                                                   ------------        ------------
Income from continuing operations (B)                              $     32,203        $     39,784
                                                                   ------------        ------------
                                                                   ------------        ------------
Loss from discontinued operations (C)                              $          -        $    (16,088)
                                                                   ------------        ------------
                                                                   ------------        ------------
Net income (D)                                                     $     32,203        $     23,696
                                                                   ------------        ------------
                                                                   ------------        ------------

Earnings (loss) per share:
      Continuing operations (B/A)                                  $       0.54        $       0.69
      Discontinued operations (C/A)                                $          -        $      (0.28)
                                                                   ------------        ------------
Net earnings (D/A)                                                 $       0.54        $       0.41
                                                                   ------------        ------------
                                                                   ------------        ------------

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